FOURTH AMENDMENT TO LOAN AGREEMENT


       THIS FOURTH AMENDMENT TO LOAN AGREEMENT (hereinafter called the "Fourth Amendment") executed as of the 29th day of March, 1995, by and between MAYNARD OIL COMPANY, a Delaware corporation (hereinafter referred to as the "Borrower") and BANK ONE, TEXAS, N.A., a national banking association (hereinafter referred to as "Lender").

                               W I T N E S S E T H:

       WHEREAS, Borrower and First City, Texas-Dallas ("First City") entered into a Credit Agreement dated as of October 1, 1990 (the "Loan Agreement") under the terms of which Bank agreed to provide a term loan facility in the amount of $10,000,000.00 to Borrower; and

       WHEREAS, Borrower and First City entered into a First Amendment to Loan Agreement, dated as of November 19, 1991 (the "First Amendment") amending the Loan Agreement in certain respects as therein set forth; and

       WHEREAS, on October 30, 1992, First City was taken over by the Federal Deposit Insurance Corporation ("FDIC") in the FDIC's capacity as receiver; and

       WHEREAS, the FDIC, as receiver of First City, assigned to New First City, Texas-Dallas, N.A. ("New First City") all of the rights of First City in and to the Loan Agreement, First Amendment, note and the liens, security interest and other collateral securing same (the "First City Debt"); and

       WHEREAS, as of February 1, 1993, New First City assigned all of its right, title and interest in and to the First City Debt to Lender; and

       WHEREAS, Borrower and Lender entered into a Second Amendment to Loan Agreement, dated as of February 1, 1993 (the "Second Amendment") amending the Loan Agreement in certain respects as therein set forth; and

       WHEREAS, Borrower and Lender entered into a Third Amendment to Loan Agreement, dated as of December 22, 1994 (the "Third Amendment") amending the Loan Agreement in certain respects as therein set forth; and

       WHEREAS, Borrower has requested that the Lender extend the maturity, increase the amount of the term loan and make certain other changes to the Loan Agreement and the Bank is willing to extend, increase and amend such commitment.

       NOW, THEREFORE, the parties hereby agree to amend the Loan Agreement as follows:

       1. Unless otherwise defined herein, all defined terms used herein shall have the same meaning ascribed to such terms in the Loan Agreement, as amended by the First, Second and Third Amendments.

       2. The definition of "Commitment" in Section 1.01 is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:
                 ""Commitment" means $16,062,500.00."

       3. The definition of "Oil and Gas Properties" in Section 1.01 is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:

                 ""Oil and Gas Properties" means the properties set forth
            on Exhibit AA together with any and all additional oil, gas and mineral properties and interests in which Borrower has granted and hereinafter grants to Bank first perfected Liens."

       4. The definition of "Principal Payment Date" in Section 1.01 is hereby amended by deleting the reference therein to "January 1, 1995" and inserting in lieu thereof "April 1, 1995".

       5. The definition of "Term Maturity Date" in Section 1.01 is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:

                 ""Term Maturity Date" means April 1, 2000."

       6. The definition of "Total Liabilities" in Section 1.01 is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:

                 ""Total Liabilities" means Funded Debt, plus Current
            Liabilities, minus Permitted Purchase Money Indebtedness, minus Non Recourse Debt minus deferred Taxes plus all other liabilities which would be reflected in a balance sheet prepared in accordance with GAAP, of Borrower."

       7. Section 3.04(a) of the Loan Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                 "(a)  Note.  The unpaid principal balance of the Note
            shall be due and payable in consecutive monthly installments, with one such installment in the amount of $437,500 plus accrued but unpaid interest due on April 1, 1995, followed by consecutive installments of $781,250 plus accrued but unpaid interest, payable on each Principal Payment Date thereafter, beginning July 1, 1995 and continuing regularly thereafter, with a final installment due and payable on the Term Maturity Date in an amount equal to the outstanding principal balance plus all accrued but unpaid interest."

       8. Section 8.01 of the Loan Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

                 "8.01  Debt to Worth Ratio.  Borrower will not
            suffer or permit the ratio of (i) the aggregate of Total Liabilities to (ii) Net Worth at any time to be greater than 0.7 to 1.0."

       9. The $16,062,500.00 Renewal Term Note (the "Note") attached hereto as Exhibit "A" shall replace the $7,000,000.00 Term Note attached to the Third Amendment to Loan Agreement as Exhibit "A".

       10. This Fourth Amendment shall be effective as of the date first above written (the "Effective Date").

       11. The obligation of the Bank under this Fourth Amendment and its obligation to increase and extend the Loan shall be subject to the following conditions precedent:

            (a) Execution and Delivery. Borrower shall have executed and delivered to the Bank this Fourth Amendment, the Note, the Security Documents, and other required documents, all in form and substance satisfactory to the Bank;

            (b) Legal Opinion. Bank shall have received from Borrower's legal counsel a favorable legal opinion in form and substance satisfactory to Bank, generally in the form of the opinion furnished in connection with the execution of the Loan Agreement on October 1, 1990;

            (c) Corporate Resolutions. Bank shall have received appropriate certified corporate resolutions for the Borrower;

            (d) Incumbency. The Bank shall have received a signed certificate of the officers of Borrower, certifying the names of each of the officers of Borrower authorized to sign loan documents on behalf of the Borrower, together with the true signatures of each such officer. The Bank may conclusively rely on such certificate until the Bank receives a further certificate of the authorized officers of Borrower canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate;

            (e) Good Standing. The Bank shall have received evidence of good standing of the Borrower issued by the Secretary of State of the State of Delaware;

            (f) Articles of Incorporation and Bylaws. The Bank shall have received copies of the Articles of Incorporation of Borrower and all amendments thereto, certified by the Secretary of State of the State of Delaware and a copy of the bylaws of the Borrower and all amendments thereto, certified by one or more officers of Borrower as being true, correct and complete;

            (g) Title. The Bank shall have received satisfactory evidence as to the state of the title of the Oil and Gas Properties being mortgaged to the Bank on the Effective Date;

            (h) Other Documents. The Bank shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Bank or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Bank; and

            (i) Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to special counsel for the Bank retained at the expense of Borrower.

       12. Except to the extent its provisions are specifically amended, modified or superseded by this Fourth Amendment, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Loan Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrower hereby restates and reaffirms each and every term and provision of the Loan Agreement, including, without limitation, all representations, warranties and affirmative and negative covenants.

       All factual information heretofore and contemporaneously furnished by or on behalf of Borrower to Lender for purposes of or in connection with this Fourth Amendment does not contain any untrue statement of a material fact or admit to state any material fact necessary to keep the statements contained herein or therein from being misleading. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrower made under the Loan Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time given. Each of the representations and warranties made under the Loan Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Fourth Amendment or any investigation by Lender.

       13. Except to the extent its provisions are specifically amended, modified or superseded by this Fourth Amendment, the Loan Agreement, as amended by the First and Second and Third Amendment, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the Borrower and Bank.

       14. The Borrower agrees to indemnify and hold harmless the Bank and its officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to an Indemnified Party, including all local counsel hired by such counsel), relating to any claim by a party other than the Borrower arising from or brought against any Indemnified Party (i) as a result of or based on any action or omission of the Borrower or its officers, directors, employees or agents and (ii) in connection with or in any manner related to the Loan Agreement, as amended, or any other loan document, the performance or breach of or the making of any Advance or borrowing under the commitment in the Loan Agreement, the issuance of any letter of credit or the use of the proceeds of any drawing thereunder, the maintenance of any loan under the Loan Agreement, the consummation of the transactions contemplated in the Loan Agreement, as amended, or in connection herewith, the use of any of the proceeds of any loan under the Loan Agreement, any claimed obligation or responsibility of any Indemnified Party for the management, operation or conduct of the business or affairs of the Borrower or the payment of any debt of the Borrower or any act or omission by the Borrower, whether actual or alleged unless the action taken by the Borrower is specifically demanded or required in writing by an Indemnified Party after the Borrower has advised the Bank in writing of its opposition to such action. In addition to the foregoing, the Borrower shall defend, indemnify, and hold harmless each Indemnified Party from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses and investigatory and remedial costs), suits, costs, any settlement or judgment, and claims of any and every kind whatsoever which may now or in the future be paid, incurred, or suffered by or asserted against any Indemnified Party by any person or entity (other than the Borrower) or governmental agency for, with respect to, or as a result or direct result of any environmental liability which arises out of or result from the environmental condition of any property owned by the Borrower or the applicability of any environmental law or any rule, regulation, order or decree related to any environmental law, regardless of whether caused by or within the control of the Borrower or any Indemnified Party unless the action taken by the Borrower is specifically demanded or required in writing by an Indemnified Party after the Borrower has advised the Bank in writing of its opposition to such action. The indemnity set forth herein shall be in addition to any other obligations or liabilities of Borrower to the Bank hereunder or at common law or otherwise, and shall survive any termination of this Fourth Amendment, the expiration of the Revolving Loan Commitment and the payment of all indebtedness of Borrower to any Indemnified Party hereunder and under the Note, provided that Borrower shall have no obligation under this paragraph to any Indemnified Party with respect to any of the foregoing arising out of gross negligence or willful misconduct of such Indemnified Party. THE PARTIES INTEND FOR THE PROVISIONS OF THIS PARAGRAPH TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING OR CONCURRING CAUSE OF ANY SUCH LOSS, COSTS, LIABILITY, DAMAGE OR EXPENSE INDEMNIFIED AGAINST IN THIS PARAGRAPH.

       15. WRITTEN LOAN AGREEMENT. THE LOAN AGREEMENT, AS AMENDED BY THE FIRST AMENDMENT, THE SECOND AMENDMENT, THE THIRD AMENDMENT AND THIS FOURTH AMENDMENT, REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

       IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to Loan Agreement to be duly executed as of the date first above written.

                                BORROWER:

                                MAYNARD OIL COMPANY
                                a Delaware corporation


                                By: ------------------------------------
                                     Glenn R. Moore, President


                                LENDER:

                                BANK ONE, TEXAS, N.A.,
                                a national banking association


                                By: ------------------------------------
                                     Michael W. Mitchell
                                     First Vice President



                                                                     EXHIBIT A

                                RENEWAL TERM NOTE


  $16,062,500.00                   Dallas, Texas                March 29, 1995


       FOR VALUE RECEIVED, the undersigned, MAYNARD OIL COMPANY, a Delaware corporation (the "Borrower") hereby promises to pay to the order of BANK ONE, TEXAS, N.A., a national banking association ("Payee"), at the offices of Payee, 1717 Main Street, Dallas, Texas 75201, or at such other place as the holder hereof may direct, in lawful money of the United States of America, the principal amount of SIXTEEN MILLION SIXTY-TWO THOUSAND FIVE HUNDRED and 00/100 DOLLARS ($16,062,500.00), together with interest thereon from the date hereof on the unpaid principal amount hereof from time to time outstanding at the rates stated in that certain Loan Agreement, dated October 1, 1990, as amended, entered into among Borrower and Payee (as the same may be amended, modified, increased, supplemented and/or restated from time to time, the "Agreement"). All terms defined in the Agreement shall have the same meaning when used herein.

       16. Payment Terms. The principal of, and all accrued interest upon, this Note shall be due and payable in consecutive monthly installments, with one such installment in the amount of $437,500.00 plus accrued and unpaid interest payable on April 1, 1995, followed by consecutive installments of $781,250.00 plus accrued but unpaid interest, payable on each Principal Payment Date thereafter, beginning July 1, 1995, and continuing regularly thereafter, with a final installment due and payable on April 1, 2000 in an amount equal to the outstanding principal balance plus all accrued but unpaid interest.

       17. Prepayment. Borrower shall be entitled and in certain instances may be required to prepay the principal of this Note from time to time in accordance with the Agreement.

       18. Benefits. This Note is a renewal, extension and increase of the Term Note, in the amount of $7,000,000.00, executed by Borrower and payable to the order of Payee, dated December 22, 1994, which Note renewed, extended and increased a Term Note in the amount of $10,000,000.00 executed by Borrower and First City, Texas-Dallas, N.A., dated October 1, 1990, which Note was assigned to the Payee on February 1, 1993, and the holder hereof is entitled to the benefits thereof and may enforce the agreements contained therein and exercise the rights provided for thereby or otherwise in respect thereof. Reference to the Agreement shall not affect or impair the absolute unconditional obligation of Borrower to pay the principal of, interest on and any additional payment in connection with this Note when due.

       19. Security. The payment of this Note is secured by liens and security interests more particularly described in the Agreement.

       20. Acceleration of Maturity. Upon the occurrence of an Event of Default under the Agreement, the holder of this Note, at its option, may (i) declare the principal of, and all interest then accrued on, this Note, to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, or notice of any kind, all of which Borrower hereby expressly waives, and/or (ii) exercise of any other right provided in the Loan Documents, or at law or in equity. Reference is hereby made to the Agreement for a statement of the events upon which the maturity of this Note may be accelerated automatically. Borrower grants to holder the right to set off against this Note, and the right of recoupment from, any and all deposit and other liabilities of holder to Borrower and all money or property in the possession of any holder held for or owed to Borrower.

       21. Waiver. Except as otherwise expressly provided herein or in the other Loan Documents, Borrower and all sureties, endorsers and guarantors of this Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of default and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any person or entity primarily or secondarily liable herefor, (iii) agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by such holder, to first institute suit or exhaust its rights against Borrower or others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any and all extensions for any period, renewals or postponements of time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them.

       22. Attorneys' Fees. If this Note is collected by legal proceedings or in or through a bankruptcy court, or is placed in the hands of an attorney for collection after maturity, no matter how maturity is brought about, Borrower agrees to pay reasonable attorneys fees and all other collection costs incurred by the holder of this Note.

       23. GOVERNING LAW AND VENUE. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS, OR AT SUCH OTHER PLACE AS MAY BE DESIGNATED IN WRITING BY THE HOLDER HEREOF.

       24. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

       25. Renewal. This Renewal Term Note is given in renewal, increase and extension of, and not in extinguishment of, that certain Term Note, in the amount of $7,000,000.00, executed by Borrower and payable to the order of Payee, dated December 22, 1994, which Note renewed and extended, but did not extinguish that certain Term Note, dated October 1, 1990, executed by Borrower payable to the order of First City, Texas-Dallas, N.A., Term Note was assigned to Payee on February 1, 1993.

       IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first herein written.

                                BORROWER:

                                MAYNARD OIL COMPANY



                                By: -------------------------------------
                                     Glenn R. Moore, President